October 29, 2009

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re:  Zealous, Inc. (000-26383)

Dear Sirs/Madams:

This letter will confirm that we have read Item 4.01 of the Company's Form 8-KA dated August 28, 2009, captioned "Changes in the Registrant's Certifying Accountant" and agree with the statements made therein as they relate to Mallah Furman.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Yours truly,

/s/ Mallah Furman (f/k/a Berkovits & Company, LLP)
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Fort Lauderdale, Florida